Exhibit 10.3 US-DOCS\152925120.1 August 26, 2024 VIA EMAIL Michael F. MacLean c/o Avidity Biosciences, Inc. 10578 Science Center Drive, Suite 125 San Diego, CA 92121 Re: Amended and Restated Employment Agreement Dear Mike: Avidity Biosciences, Inc. (the “Company”) and you entered into that certain Employment Agreement, dated as of May 14, 2020 (the “Prior Agreement”). The Company and you desire to amend and restate the Prior Agreement on the terms and conditions set forth in this letter agreement (the “Agreement”), effective immediately. 1. Title. You will continue to serve as the Company’s Chief Financial and Business Officer. 2. Duties. You will be responsible for performing such duties as are customary for your position and any other duties or areas of responsibility that may be reasonably requested from time to time by the Company’s Chief Executive Officer, to whom you will report. You shall devote your best efforts and full business time, skill and attention to the performance of your duties. You will also be expected to adhere to the general employment policies and practices of the Company that may be in effect from time to time, except that when the terms of this Agreement conflict with the Company’s general employment policies or practices, this Agreement will control. Your primary work location shall be Boston, Massachusetts. The Company reserves the right to reasonably require you to perform your duties at places other than your primary work location from time to time, and to require reasonable business travel with reimbursement in a manner consistent with the Company’s travel reimbursement policies. 3. Salary. You will be paid an annual base salary of $490,800 less applicable deductions and withholdings, to be paid each month in accordance with the Company’s payroll practices, as may be in effect from time to time. 4. Benefits. You will continue to be eligible to participate in the Company’s standard benefit programs, subject to the terms and conditions of such plans. The Company may, from time to time, change these benefits in its discretion. Additional information regarding these benefits is available for your review upon request. 5. Equity Awards. You will remain eligible to receive Stock Awards (as defined below) covering the Company’s common stock under the equity plans maintained by the Company.

2 US-DOCS\152925120.1 6. Performance Bonuses. You will be eligible to earn an annual incentive bonus equal to forty percent (40%) of your annual base salary (your “Target Bonus”). Whether you receive such a bonus, and the amount of any such bonus, shall be determined by the Company’s Board of Directors (the “Board”) (or duly authorized committee thereof) in its sole discretion, and shall be based upon achievement of performance objectives established by the Board (or duly authorized committee thereof) and other criteria to be determined by the Board (or duly authorized committee thereof). Any bonus shall be paid within thirty (30) days after the Board’s (or such committee’s) determination that a bonus shall be awarded. Except as described in Section 7 below, you must be employed on the day that your bonus (if any) is paid in order to earn the bonus. Therefore, if your employment is terminated either by you or the Company for any reason prior to the bonus being paid, you will not have earned the bonus and no partial or prorated bonus will be paid. 7. At-Will Employment; Termination. (a) At-Will Employment. Your employment with Company will be “at-will.” This means that either you or Company may terminate your employment at any time, with or without Cause or Good Reason (each as defined below), and with or without advance notice. In the event of your termination of employment for any reason, the Company shall pay to you (i) your fully earned but unpaid base salary, when due, through the date of your termination of employment at the rate then in effect, (ii) accrued and unused vacation and/or paid time off, (iii) if your termination occurs after the occurrence of a Change of Control and after the conclusion of a calendar year in respect of which no annual bonus has yet been paid (i.e., such termination occurs on or after January 1, but before the designated payment date for the annual bonus in respect of such completed calendar year), your annual bonus for such completed calendar year based on actual performance as determined by the Board (or duly authorized committee thereof), paid when annual bonuses are paid to the Company’s employees generally for such completed calendar year, but in all events prior to March 15 of the calendar year in which your termination occurs, plus (iv) all other benefits, if any, under any Company group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement, health benefits plan or other Company group benefit plan to which you may be entitled pursuant to the terms of such plans or agreements at the time of your termination of employment (the “Accrued Obligations”). If you are terminated for Cause, notwithstanding language to the contrary in the Company’s 2020 Incentive Award Plan or any award agreement, you will have three (3) months from your termination date to exercise your vested Stock Awards. (b) Termination For Cause; Resignation Without Good Reason. If, at any time, the Company terminates your employment for Cause, you resign without Good Reason, or if either party terminates your employment as a result of your death or disability, you will receive the Accrued Obligations. Under these circumstances, you will not be entitled to any other form of compensation from the Company, including any severance benefits. (c) Termination Without Cause; Resignation With Good Reason Not in Connection With a Change of Control. If at any time other than during the Change of Control Period (as defined below), the Company terminates your employment without Cause or you resign for Good Reason, and other than any termination of your employment as a result of your death or disability, and provided such termination constitutes a “separation from service” (as defined under

3 US-DOCS\152925120.1 Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), then subject to your obligations below, you shall be entitled to receive the following severance benefits (collectively, the “Severance Benefits”): (i) an amount equal to twelve (12) months of your then current base salary (at the rate in effect immediately prior to the date of your termination of employment, or in the case of a material diminution in your base salary which would give rise to Good Reason for your resignation, the base salary in effect prior to such material diminution), to be paid in a lump sum on the sixtieth (60th) day following your Separation from Service (the “Salary Severance”); (ii) if you timely elect continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for yourself and your covered dependents under the Company’s group health plans following such termination or resignation of employment, then the Company shall pay the COBRA premiums necessary to continue your health insurance coverage in effect for yourself and your eligible dependents on the termination date until the earliest of (A) the close of the twelve (12) month period following the termination of your employment, (B) the expiration of your eligibility for the continuation coverage under COBRA, or (C) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the termination date through the earliest of (A) through (C), the “COBRA Payment Period”). Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the payment of the COBRA premiums could result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums, the Company, in its sole discretion, may elect to instead pay you on the first day of each month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Special Severance Payment”), for the remainder of the COBRA Payment Period. You may, but are not obligated to, use such Special Severance Payment toward the cost of COBRA premiums. On the sixtieth (60th) day following your Separation from Service, the Company will make the first payment under this clause (and, in the case of the Special Severance Payment, such payment will be paid to you in a lump sum) equal to the aggregate amount of payments that the Company would have paid through such date had such payments commenced on the Separation from Service through such sixtieth (60th) day, with the balance of the payments paid thereafter on the schedule described above. If you become eligible for coverage under another employer’s group health plan or otherwise cease to be eligible for COBRA during the period provided in this clause, you must immediately notify the Company of such event, and all payments and obligations under this clause shall cease; and (iii) your vested Stock Awards will remain exercisable by you until the latest of (A) six (6) months after the date of your termination of employment, or (B) such longer period as may be specified in the applicable Stock Award agreement; provided that in no event shall any Stock Award remain exercisable beyond the original outside expiration date of such Stock Award.

4 US-DOCS\152925120.1 (d) Termination Without Cause; Resignation With Good Reason During the Change of Control Period. If the Company terminates your employment without Cause or you resign for Good Reason, and other than any termination of your employment as a result of your death or disability, in each case within fifty-nine (59) days prior to or twenty-four (24) months following the effective date of a Change of Control (as defined herein) (the “Change of Control Period”), and provided such termination constitutes a Separation from Service, then subject to your obligations below, you shall be entitled to receive the following severance benefits (collectively, the “Change of Control Severance Benefits”) in lieu of the Severance Benefits (and for the avoidance of doubt, in no event will you be entitled to both the Severance Benefits and the Change of Control Severance Benefits): (i) an amount equal to eighteen (18) months of your then current base salary (at the rate in effect immediately prior to the date of your termination of employment, or in the case of a material diminution in your base salary which would give rise to Good Reason for your resignation, the base salary in effect prior to such material diminution), less all applicable withholdings and deductions, to be paid in a lump sum on the sixtieth (60th) day following your Separation from Service (the “Change of Control Salary Severance”); (ii) an amount equal to 150% of your Target Bonus for the calendar year in which your termination occurs (at the rate in effect immediately prior to the date of your termination of employment, or in the case of a material diminution in your Target Bonus which would give rise to Good Reason for your resignation, the Target Bonus in effect prior to such material diminution), less all applicable withholdings and deductions, paid in a lump sum on the sixtieth (60th) day following your Separation from Service; (iii) an amount equal to your Target Bonus for the calendar year in which your termination occurs (at the rate in effect immediately prior to the date of your termination of employment, or in the case of a material diminution in your Target Bonus which would give rise to Good Reason for your resignation, the Target Bonus in effect prior to such material diminution), prorated for the portion of the year that has elapsed through your date of termination of employment with the Company, less all applicable withholdings and deductions, paid in a lump sum on the sixtieth (60th) day following your Separation from Service; (iv) if you timely elect continued coverage under COBRA for yourself and your covered dependents under the Company’s group health plans following such termination or resignation of employment, then the Company shall pay the COBRA premiums necessary to continue your health insurance coverage in effect for yourself and your eligible dependents on the termination date until the earliest of (A) the close of the eighteen (18) month period following the termination of your employment, (B) the expiration of your eligibility for the continuation coverage under COBRA, or (C) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the termination date through the earliest of (A) through (C), the “Change of Control COBRA Payment Period”). Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the payment of the COBRA premiums could result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as

5 US-DOCS\152925120.1 amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums, the Company, in its sole discretion, may elect to instead pay you on the first day of each month of the Change of Control COBRA Payment Period, the Special Severance Payment, for the remainder of the Change of Control COBRA Payment Period. You may, but are not obligated to, use such Special Severance Payment toward the cost of COBRA premiums. On the sixtieth (60th) day following your Separation from Service, the Company will make the first payment under this clause (and, in the case of the Special Severance Payment, such payment will be paid to you in a lump sum) equal to the aggregate amount of payments that the Company would have paid through such date had such payments commenced on the Separation from Service through such sixtieth (60th) day, with the balance of the payments paid thereafter on the schedule described above. If you become eligible for coverage under another employer’s group health plan or otherwise cease to be eligible for COBRA during the period provided in this clause, you must immediately notify the Company of such event, and all payments and obligations under this clause shall cease; and (v) (x) acceleration of 100% of any unvested time-based Stock Awards. Such acceleration shall be effective as of the later of (A) the effective date of your Separation from Service, or (B) the date of such Change of Control (for the avoidance of doubt, the accelerated vesting of any Stock Awards that are performance-based shall be governed by the applicable equity plan and agreement or plan regarding such Stock Award pursuant to which they were granted), and (y) your vested Stock Awards will remain exercisable by you until the latest of (A) six (6) months after the date of your termination of employment, or (B) such longer period as may be specified in the applicable Stock Award agreement; provided that in no event shall any Stock Award remain exercisable beyond the original outside expiration date of such Stock Award. The foregoing provisions are hereby deemed to be a part of each Stock Award and to supersede any less favorable provision in any agreement or plan regarding such Stock Award (and, for the avoidance of doubt, if any Stock Award is subject to more favorable vesting pursuant to any agreement or plan regarding such Stock Award, such more favorable provisions shall continue to apply and shall not be limited by this clause (v)). (e) Conditions For Receipt of Severance Benefits or Change of Control Severance Benefits. The Severance Benefits or Change of Control Severance Benefits are conditional upon (x) your continuing to comply with your obligations under your Employee Invention Assignment and Confidentiality Agreement; (y) your delivering to the Company an effective, general release of claims in favor of the Company in substantially the form attached hereto as Exhibit A (the “Release”), and any revocation period thereunder having expired, within sixty (60) days following your termination date; and (z) if you are a member of the Board, your resignation from the Board, to be effective no later than the date of your termination date (or such other date as requested by the Board). (f) No Mitigation. You shall not be required in any way to mitigate the amount of any payment provided for in this Section 7, including, without limitation, by seeking other employment, nor shall the amount of any payment provided for in this Section 7 be reduced by any compensation earned by you as the result of employment with another employer after the termination date of employment, or otherwise.

6 US-DOCS\152925120.1 (g) Definitions. (i) Definition of Cause. For purposes of this Agreement, “Cause” shall mean one or more of the following: (A) your willful failure substantially to perform your duties and responsibilities to the Company causing material harm to the Company after written notice to you specifying such failure and your failure to cure within sixty (60) days or deliberate violation of a written Company policy causing material harm to the Company; (B) your commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (C) your unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom you owe an obligation of nondisclosure as a result of your relationship with the Company; or (D) your willful breach of any of your obligations under any written agreement or covenant with the Company. The determination as to whether you are being terminated for Cause shall be made in good faith by the Board. The foregoing definition does not in any way limit the Company’s ability to terminate your employment at any time. (ii) Definition of Good Reason. For purposes of this Agreement, “Good Reason” shall mean your resignation from employment with the Company if any of the following actions are taken by the Company without your prior written consent: (A) a material reduction in your base salary or Target Bonus if such a reduction is not made in proportion to an across-the-board reduction for all senior executives of the Company (and for the avoidance of doubt, following a Change of Control, the reference to senior executives of the Company shall include, without limitation, the senior executives of the ultimate parent entity of the Company (or its successor)); (B) a material reduction or material adverse change in your duties, responsibilities and/or authorities or a requirement that you report to someone other than the Company’s Chief Executive Officer, including, without limitation, following a Change of Control, your ceasing to report to the chief executive officer of the ultimate parent entity of the Company (or its successor), and/or your ceasing to serve as the Chief Financial and Business Officer of such ultimate parent entity; provided that, prior to a Change of Control, it shall not constitute Good Reason if such reduction is a mere change of title alone; (C) relocation of your principal place of employment to a place that increases your one-way commute by more than fifty (50) miles as compared to your then- current principal place of employment immediately prior to such relocation; or (D) any other action or inaction that constitutes a material breach by the Company of this Agreement or any agreement under which you provide services. Provided, however that, such termination by you shall only be deemed for Good Reason pursuant to the foregoing definition if (i) the Company is given written notice from you within ninety (90) days following the first occurrence of the condition that you consider to constitute Good Reason describing the condition and the Company fails to satisfactorily remedy such condition within thirty (30) days following such written notice, and (ii) you terminate employment within ninety

7 US-DOCS\152925120.1 (90) days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so. (iii) Definition of Change of Control. For purposes of this Agreement, “Change of Control” shall have the meaning given to such term in the Company’s 2020 Incentive Award Plan as in effect on the date hereof. Notwithstanding the foregoing, if a Change of Control would give rise to a payment or settlement event with respect to any payment or benefit that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change of Control must also constitute a “change in control event” (as defined in Treasury Regulation Section 1.409A-3(i)(5)) in order to give rise to the payment or settlement event for such payment or benefit, to the extent required by Section 409A. (iv) Definition of Stock Awards. For purposes of this Agreement, “Stock Awards” shall mean all stock options, restricted stock and such other awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof. 8. Section 409A. It is intended that all of the severance benefits and other payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations 1.409A-1(b)(4), 1.409A- 1(b)(5) and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions, and to the extent not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Code Section 409A. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), your right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, if you are deemed by the Company at the time of your Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to you prior to the earliest of (i) the expiration of the six-month period measured from the date of your Separation from Service with the Company, (ii) the date of your death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to you, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred. All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in- kind benefits are subject to Section 409A, including, where applicable, the requirements that (A) any reimbursement is for expenses incurred during your lifetime (or during a shorter period of time specified in this Agreement), (B) the amount of expenses eligible for reimbursement during a

8 US-DOCS\152925120.1 calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (C) the reimbursement of any eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (D) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit. Notwithstanding any provision to the contrary in this Agreement, to the extent any payments to you pursuant to this Agreement constitute “nonqualified deferred compensation” subject to Section 409A of the Code or are intended to be exempt from Section 409A of the Code pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii), then, to the extent required by Section 409A of the Code or to satisfy such exception, no amount shall be payable pursuant to such sections unless your termination of employment constitutes a Separation from Service. 9. Parachute Payments. (a) Best Pay Provision. In the event that any payment or benefit received or to be received by you pursuant to the terms of any plan, arrangement or agreement (including any payment or benefit received in connection with a change in ownership or control or the termination of your employment) (all such payments and benefits being hereinafter referred to as the “Total Payments”) would be subject (in whole or part) to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, then the Total Payments shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (after subtracting the amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which you would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). Except to the extent that an alternative reduction order would result in a greater economic benefit to you on an after-tax basis, the Parties intend that the Total Payments shall be reduced in the following order: (w) reduction of any cash severance payments otherwise payable to you that are exempt from Section 409A of the Code, (x) reduction of any other cash payments or benefits otherwise payable to you that are exempt from Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting or payment with respect to any equity award that is exempt from Section 409A of the Code, (y) reduction of any other payments or benefits otherwise payable to you on a pro-rata basis or such other manner that complies with Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting and payment with respect to any equity award that is exempt from Section 409A of the Code, and (z) reduction of any payments attributable to the acceleration of vesting or payment with respect to any equity award that is exempt from Section 409A of the Code; provided, in case of clauses (x), (y) and (z), that reduction of any payments or benefits attributable to the acceleration of vesting of Company equity awards shall be first applied to equity awards with later vesting dates; provided, further, that, notwithstanding the foregoing, any such reduction shall be undertaken in a manner that complies with and does not result in the imposition of additional taxes on you under Section 409A of the Code. The foregoing reductions shall be made in a manner that results in the maximum economic benefit to you on an after-tax basis and, to the extent economically equivalent payments or benefits are subject to reduction, in a pro rata manner.

9 US-DOCS\152925120.1 (b) Determinations. All determinations regarding the application of this Section 9 shall be made by an independent accounting firm or consulting group with nationally recognized standing and substantial expertise and experience in performing calculations regarding the applicability of Section 280G of the Code and the Excise Tax retained by the Company prior to the date of the applicable change in ownership or control (the “280G Firm”). For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments shall be taken into account which (x) does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, or (y) constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, (ii) no portion of the Total Payments the receipt or enjoyment of which you shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the 280G Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. All determinations related to the calculations to be performed pursuant to this Section 9 shall be done by the 280G Firm in consultation with the Company. The 280G Firm will be directed to submit its determination and detailed supporting calculations to both you and the Company within fifteen (15) days after notification from either the Company or you that you may receive payments which may be “parachute payments.” You and the Company will each provide the 280G Firm access to and copies of any books, records, and documents as may be reasonably requested by the 280G Firm, and otherwise cooperate with the 280G Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Agreement. The fees and expenses of the 280G Firm for its services in connection with the determinations and calculations contemplated by this Agreement will be borne solely by the Company. 10. Confidentiality Obligations. (a) Confidentiality Obligations. In connection with your employment, you have signed and agreed to abide by the Company’s standard form of Employee Invention Assignment and Confidentiality Agreement, a copy of which is attached hereto as Exhibit B (the “Confidentiality Agreement”). In your work for the Company, you are expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have an obligation of confidentiality. Rather, you are expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. You agree that you will not bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality. You hereby represent that your employment does not create a conflict with any agreement between you and a third party. (b) Other Protections. You acknowledge that the Company has provided you with the following notice of immunity rights in compliance with the requirements of the Defend

10 US-DOCS\152925120.1 Trade Secrets Act: (i) you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of confidential information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (ii) you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of confidential information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (iii) if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the confidential information to your attorney and use the confidential information in the court proceeding, if you file any document containing the confidential information under seal, and do not disclose the confidential information, except pursuant to court order. In addition, nothing in this Agreement or the Confidentiality Agreement shall prevent you from (x) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including without limitation the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, without notifying or seeking permission from the Company, (y) exercising any rights you may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (z) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that you have reason to believe is unlawful. 11. Arbitration. To ensure the timely and economical resolution of disputes that may arise in connection with your employment with the Company, to the extent permitted by applicable law, you and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance, negotiation, execution, or interpretation of this Agreement, your employment, or the termination of your employment, including but not limited to statutory claims, shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by law by final, binding and confidential arbitration, by a single neutral arbitrator in Suffolk County, Massachusetts, chosen jointly by the parties, and will be conducted by JAMS, Inc. (“JAMS”) under the then applicable JAMS rules (which can be found at the following web address: https://www.jamsadr.com/rules-employment-arbitration/ or will be provided to you upon request without charge). If the parties cannot agree on an arbitrator, then JAMS shall appoint an arbitrator in accordance with JAMS rules. By agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The Company acknowledges that you will have the right to be represented by legal counsel at any arbitration proceeding. In addition, all claims, disputes, or causes of action under this paragraph, whether by you or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. This paragraph shall not apply to an action or claim brought in court pursuant to the California Private Attorneys General Act of

11 US-DOCS\152925120.1 2004, as amended. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS’ arbitration fees in excess of the amount of court fees that would be required of you if the dispute were filed in Superior Court. The Company shall pay your reasonable attorneys’ fees and costs should you prevail in the arbitration. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction. 12. Successors. This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and our respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties or rights hereunder without the express written consent of the Company. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform any of the Company’s obligations under this Agreement. 13. Miscellaneous. This Agreement, including the exhibits hereto, is the complete and exclusive statement of all of the terms and conditions of your employment with the Company, and supersedes and replaces any and all prior agreements or representations with regard to the subject matter hereof, whether written or oral, including, without limitation, the Prior Agreement. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified, amended or extended except in a writing signed by you and a duly authorized officer of the Company. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provisions had never been contained herein. This Agreement and the terms of your employment with the Company shall be governed in all aspects by the laws of the Commonwealth of Massachusetts. 14. Indemnification. You will receive defense and be indemnified by the Company to the full extent of the provisions of the Company’s charter and bylaws and applicable Massachusetts and Delaware law and the Indemnification Agreement between you and the Company attached hereto as Exhibit C. 15. Withholding and other Deductions. All compensation payable to you hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

12 US-DOCS\152925120.1 16. Notices. All notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one (1) business day after being sent by a nationally recognized overnight delivery service, charges prepaid. Notices also may be given electronically via PDF and shall be effective on the date transmitted if confirmed within forty-eight (48) hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notice to you shall be sent to your most recent residence and personal email address on file with the Company. Notice to the Company shall be sent to its physical address set forth on the first page hereto and addressed to the Chief Executive Officer at the email address provided by the Company for such person. [SIGNATURE PAGE FOLLOWS]

13 US-DOCS\152925120.1 Best regards, AVIDITY BIOSCIENCES, INC. /s/ Sarah Boyce Sarah Boyce President and Chief Executive Officer Date: August 27, 2024 Accepted and agreed: /s/ Michael F. MacLean Michael F. MacLean Date: August 27, 2024